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                                                                    EXHIBIT 11.1



                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



                                                                                  YEAR ENDED DECEMBER 31,
                                                                             ----------------------------------
                                                                               1996          1995         1994
                                                                             --------       ------       ------
                                                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                                                           DATA)
Primary
     Average shares outstanding...........................................     11,483       11,481       11,616
     Net effect of dilutive stock options.................................         52            0            0
                                                                             --------       ------       ------
     Total................................................................     11,535       11,481       11,616
                                                                             --------       ------       ------
     Net Income (loss)....................................................   $(26,674)      $8,524       $3,486
                                                                             --------       ------       ------
     Net Income (loss) per share..........................................   $  (2.31)      $ 0.74       $ 0.30
                                                                             --------       ------       ------

Fully Diluted
     Average shares outstanding...........................................     11,483       11,481       11,616
     Net effect of dilutive stock options.................................         52            0            0
                                                                             --------       ------       ------
     Total................................................................     11,535       11,481       11,616
                                                                             --------       ------       ------
     Net Income (loss)....................................................   $(26,674)      $8,524       $3,486
                                                                             --------       ------       ------
     Net Income (loss) per share..........................................   $  (2.31)      $ 0.74       $ 0.30
                                                                             --------       ------       ------




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